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                                                                    EXHIBIT 16.1


                                                                 [ANDERSON LOGO]

May 23, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Powell Industries, Inc.

Ladies and Gentlemen:

We have read Item 4 in the Form 8-K dated May 29, 2002 of Powell Industries, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as they relate to Arthur Andersen LLP.

Very truly yours,

/s/ Arthur Andersen LLP

Copy to: Don R. Madison
         Vice President
         Chief Financial Officer
         Powell Industries, Inc.
         P.O. Box 12818
         Houston, Texas 77217